EXHIBIT 99.1

ADTRAN Holdings, Inc. Reports Earnings for the Third Quarter of 2022 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala. — (November 7, 2022) — ADTRAN Holdings, Inc., (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”), today announced financial results for the third quarter of 2022. For the quarter, revenue was $340.7 million. Net loss inclusive of the non-controlling interest for the third quarter of 2022 was $44.9 million. Net loss attributable to the Company for the third quarter of 2022 was $41.9 million and loss per share attributable to the Company was $0.57. Net loss and loss per share are inclusive of consolidated financial results, significant purchase accounting adjustments, and certain one-time transaction expenses related to the business combination of the Company, ADTRAN, Inc. (“ADTRAN”), and ADVA Optical Networking SE (“ADVA”). Inclusive of non-controlling interests, non-GAAP net income was $12.2 million. Non-GAAP net income attributable to the Company was $7.7 million and non-GAAP diluted earnings per share attributable to the Company was $0.11. Non-GAAP net income and non-GAAP earnings per share exclude acquisition related expenses, amortizations, and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, certain asset impairments, changes in valuation allowance related to our deferred tax assets, and the tax effect of these adjustments to net income. The reconciliations between the non-GAAP net income measures presented herein and the respective equivalent GAAP financial measures are set forth in the tables provided below.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “Our third quarter marked a new era in our history as we closed the business combination agreement with ADVA Optical Networking SE. The combined company’s broader portfolio, paired with a larger, more diversified, and regionally balanced customer base, positions us to capitalize on the global fiber conversion. The Q3 results highlight our increased market presence in optical networking and subscriber solutions, two portfolio categories that complement our continued success in fiber access. This success reinforces the positive outlook we have in our ability to maximize our growth potential in the ongoing global investment cycle in fiber networks.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2022. The quarterly cash dividend of $0.09 per common share is to be paid to the Company’s stockholders of record as of the close of business on November 22, 2022. The ex-dividend date is November 21, 2022, and the payment date will be December 6, 2022.

The Company confirmed that it will hold a conference call to discuss its third quarter results on Tuesday, November 8, 2022, at 9:30 a.m. Central Time or 4:30 p.m. Central European Time. ADTRAN Holdings will webcast this conference call. To listen, simply visit our Investor Relations site at adtran.com/investor approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 3rd Quarter 2022 Financial Results and Earnings Call”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

About ADTRAN Holdings, Inc.

ADTRAN Holdings, Inc. is the parent company of ADTRAN, Inc., a wholly owned subsidiary and a leading global provider of open, disaggregated networking and communications solutions. ADTRAN Holdings is also the largest shareholder of ADVA, a European telecommunications vendor that provides network equipment for data, storage, voice, and video services.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) risks and uncertainties related to the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic (including variants of the SARS-CoV-2 coronavirus), including with respect to continued manufacturing and supply chain constraints; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN and ADVA, including risks related to regulatory or other limitations imposed following the closing of the business combination on July 15, 2022 and the proposed domination and profit and loss transfer agreement between the Company as the controlling entity, and ADVA as the controlled entity; the ability to successfully integrate the ADTRAN and ADVA businesses; risks related to disruption of management time from ongoing business operations due to integration efforts following the business combination; the risk that the business combination could have adverse effects on the market price of ADTRAN Holdings’ common stock or ADVA’s common shares or the ability of the Company, ADTRAN, and ADVA to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products; the risk posed by potential breaches of information systems and cyber-attacks; the risks that ADTRAN, ADVA or ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (iii) other risks set forth in ADVA’s annual and interim financial reports made publicly available and ADTRAN’s and ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including ADTRAN’s Annual Report on Form 10-K for the year ended December 31, 2021 and ADTRAN Holdings’ Form 10-Q for the quarterly period ended June 30, 2022. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of operating loss, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP operating income, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company, and non-GAAP diluted earnings per share attributable to the Company, respectively. Such non-GAAP measures exclude acquisition related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, certain asset impairments, changes in valuation allowance related to our deferred tax assets, and the tax effect of these adjustments to net income. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of non-GAAP operating income, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company, and non-GAAP diluted earnings per share attributable to the Company, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

Investor Services/Assistance:

Rhonda Lambert/256-963-7450

Investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$111,099	$56,603
Restricted cash	—	215
Short-term investments	803	350
Accounts receivable, net	302,401	158,742
Other receivables	14,350	11,228
Inventory, net	416,163	139,891
Prepaid expenses and other current assets	30,739	9,296
Total Current Assets	875,555	376,325
Property, plant and equipment, net	104,577	55,766
Deferred tax assets, net	—	9,079
Goodwill	357,869	6,968
Intangibles, net	393,575	19,293
Other non-current assets	56,347	30,971
Long-term investments	50,131	70,615
Total Assets	$1,838,054	$569,017

Liabilities and Equity
Current Liabilities
Accounts payable	$276,026	$102,489
Revolving credit agreements outstanding	84,503	—
Notes payable	29,782	—
Unearned revenue	40,993	17,737
Accrued expenses and other liabilities	25,554	13,673
Accrued wages and benefits	41,595	14,900
Income tax payable, net	26,838	6,560
Total Current Liabilities	525,291	155,359
Deferred tax liabilities, net	36,884	—
Non-current unearned revenue	18,269	9,271
Pension liability	16,220	11,402
Deferred compensation liability	25,376	31,383
Non-current lease obligations	21,490	3,269
Other non-current liabilities	9,697	1,231
Total Liabilities	653,227	211,915
Common stock	776	797
Additional paid-in capital	883,210	288,946
Accumulated other comprehensive loss	(40,288)	(11,914)
Retained earnings	31,535	740,820
Treasury stock	(4,083)	(661,547)
Non-controlling interest	313,677	—
Total Equity	1,184,827	357,102
Total Liabilities Equity	$1,838,054	$569,017

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue
Network Solutions	$304,940	$120,767	$599,306	$360,025
Services & Support	35,769	17,314	67,959	48,821
Total Revenue	340,709	138,081	667,265	408,846
Cost of Revenue
Network Solutions	226,635	81,029	417,209	216,044
Services & Support	11,047	9,379	30,207	28,860
Total Cost of Revenue	237,682	90,408	447,416	244,904
Gross Profit	103,027	47,673	219,849	163,942
Selling, general and administrative expenses	74,880	30,972	130,646	89,273
Research and development expenses	59,196	26,759	112,187	82,131
Asset impairment	16,969	—	16,969	—
Operating Loss	(48,018)	(10,058)	(39,953)	(7,462)
Interest and dividend income	347	344	768	887
Interest expense	(1,303)	(6)	(1,427)	(18)
Net investment (loss) gain	(2,691)	(63)	(10,752)	2,942
Other income, net	2,494	648	2,949	2,673
Loss Before Income Taxes	(49,171)	(9,135)	(48,415)	(978)
Income tax benefit (expense)	4,312	(1,292)	4,572	(3,467)
Net Loss	$(44,859)	$(10,427)	$(43,843)	$(4,445)
Less: Net Loss attributable to non-controlling interest	(2,925)	—	(2,925)	—
Net Loss attributable to ADTRAN Holdings, Inc.	$(41,934)	$(10,427)	$(40,918)	$(4,445)

Weighted average shares outstanding – basic	73,036	48,609	57,175	48,470
Weighted average shares outstanding – diluted	73,036	48,609	57,175	48,470

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.57)	$(0.21)	$(0.72)	$(0.09)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.57)	$(0.21)	$(0.72)	$(0.09)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(43,843)	$(4,445)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	34,783	12,246
Asset impairment	16,969	—
Amortization of debt issuance cost	200	—
Loss (gain) on investments	10,395	(3,320)
Stock-based compensation expense	15,912	5,457
Deferred income taxes	(26,366)	437
Other, net	32	89
Inventory reserves	(6,681)	(4,789)
Changes in operating assets and liabilities:
Accounts receivable, net	(34,535)	(26,346)
Other receivables	(2,154)	11,152
Inventory	(76,293)	2,120
Prepaid expenses, other current assets and other assets	610	(8,514)
Accounts payable	70,381	29,614
Accrued expenses and other liabilities	(23,005)	10,392
Income taxes payable, net	20,862	4,798
Net cash (used in) provided by operating activities	(42,733)	28,891

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,141)	(3,572)
Proceeds from sales and maturities of available-for-sale investments	30,474	28,305
Purchases of available-for-sale investments	(22,215)	(28,853)
Proceeds from beneficial interests in securitized accounts receivable	1,294	—
Proceeds from disposals of property, plant and equipment	12	—
Insurance proceeds received	—	500
Acquisition of business, net of cash acquired	43,957	—
Net cash provided by (used in) investing activities	43,381	(3,620)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(515)	(113)
Proceeds from stock option exercises	5,434	6,111
Dividend payments	(15,859)	(13,124)
Proceeds from draw on revolving credit agreement	133,141	—
Repayment of revolving credit agreement	(48,000)	—
Payment of debt issuance cost	(3,015)	—
Repayment of notes payable	(10,057)	—
Net cash provided by (used in) financing activities	61,129	(7,126)

Net increase in cash, cash equivalents and restricted cash	61,777	18,145
Effect of exchange rate changes	(7,496)	(2,719)
Cash, cash equivalents and restricted cash, beginning of period	56,818	60,179
Cash, cash equivalents and restricted cash, end of period	$111,099	$75,605

Supplemental disclosure of cash financing activities:
Cash paid for interest	$633	$—
Supplemental disclosure of non-cash investing activities
Right-of-use assets obtained in exchange for lease obligations	$904	$1,833
Purchases of property, plant and equipment included in accounts payable	$1,037	$100
ADVA common shares exchanged in acquisition	$565,491	$—
ADVA options assumed in acquisition	$12,769	$—
Non-controlling interest related to ADVA	$316,415	$—

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months ended September 30,
	2022		2021		2022		2021
Operating Loss	$(48,018)		$(10,058)		$(39,953)		$(7,462)
Acquisition related expenses, amortizations and adjustments	40,310	(1)	6,041	(6)	44,763	(8)	9,470	(11)
Asset impairments	16,969	(2)	—		16,969	(2)	—
Stock-based compensation expense	12,131	(3)	1,842	(7)	15,912	(9)	5,457	(12)
Pension adjustments	244	(4)	—		244	(4)	—
Restructuring expenses	—		—		2	(10)	309	(13)
Deferred compensation adjustments	(740)	(5)	(459)	(5)	(7,173)	(5)	2,091	(5)
Non-GAAP Operating Income (Loss)	$20,896		$(2,634)		$30,764		$9,865

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations, and certain one-time transaction expenses of which $25.5 million is included in total cost of revenue, $14.3 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(2) Includes impairment charges related to the abandonment of certain information technology projects due to the business combination.

(3) $1.3 million is included in total cost of revenue, $9.1 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of income (loss). Includes $8.9 million of incremental stock-based award modification expense related to the business combination.

(4) Less than $0.1 million is included in total cost of revenue, $0.1 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income (loss).

(6) $5.5 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(7) $0.1 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the consolidated statements of income (loss).

(8) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations, and certain one-time transaction expenses of which $25.5 million is included in total cost of revenue, $17.8 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(9) $1.6 million is included in total cost of revenue, $11.4 million is included in selling, general and administrative expenses and $2.9 million is included in research and development expenses on the condensed consolidated statements of income (loss). Includes $8.9 million of incremental stock-based award modification expense related to the business combination.

(10) Less than $0.1 million is included in selling, general and administrative expenses condensed consolidated statements of income (loss).

(11) $8.0 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(12) $0.4 million is included in total cost of revenue, $3.3 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(13) $0.1 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of income (loss).

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net Income (Loss) inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and Loss per Common Share attributable to

ADTRAN Holdings, Inc. – Basic and Diluted to Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.

and Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
Net Loss attributable to ADTRAN Holdings, Inc.	$(41,934)	$(10,427)	$(40,918)	$(4,445)
Plus: Net Loss attributable to non-controlling interest	(2,925)	—	(2,925)	—
Net Loss inclusive of non-controlling interest	$(44,859)	$(10,427)	$(43,843)	$(4,445)
Acquisition related expenses, amortizations and adjustments	40,310	6,041	44,763	9,470
Asset impairments	16,969	—	16,969	—
Stock-based compensation expense	12,131	1,842	15,912	5,457
Valuation allowance	3,182	2,455	15,550	4,413
Deferred compensation adjustments (1)	383	(262)	(612)	552
Pension adjustments (2)	325	272	499	825
Restructuring expenses	—	—	2	309
Tax effect of adjustments to net income (loss)	(16,245)	(736)	(17,430)	(2,931)
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$12,196	$(815)	$31,810	$13,650
Less: Non-GAAP Net Income attributable to non-controlling interest	4,486	—	4,486	—
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$7,710	$(815)	$27,324	$13,650

Weighted average shares outstanding – basic	73,036	48,609	57,175	48,470
Weighted average shares outstanding – diluted	73,036	48,609	57,175	48,470

Loss per common share attributable to ADTRAN Holdings, Inc. - basic	$(0.57)	$(0.21)	$(0.72)	$(0.09)
Loss per common share attributable to ADTRAN Holdings, Inc. - diluted	$(0.57)	$(0.21)	$(0.72)	$(0.09)

Non-GAAP earnings (loss) per common share attributable to ADTRAN Holdings, Inc. - basic	$0.11	$(0.02)	$0.48	$0.28
Non-GAAP earnings (loss) per common share attributable to ADTRAN Holdings, Inc. - basic	$0.11	$(0.02)	$0.48	$0.28

(1) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.